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Exhibit 24

POWER OF ATTORNEY

    We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint M. C. Pigott our true and lawful attorney-in-fact, with full power to sign for us, and in our names in our capacity as director, a Form 10-K on behalf of the Company for the year ending December 31, 2000, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

    IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 5th day of December 2000.

/s/ J. M. FLUKE, JR. J. M. Fluke, Jr. Director, PACCAR Inc	/s/ J. C. PIGOTT J. C. Pigott Director, PACCAR Inc
/s/ G. GRINSTEIN G. Grinstein W. Director, PACCAR Inc	/s/ W. G. REED, JR. G. Reed, Jr. Director, PACCAR Inc
/s/ D. J. HOVIND D. J. Hovind Director, PACCAR Inc	/s/ M. A. TEMBREULL M. A. Tembreull Director, PACCAR Inc
/s/ D. K. NEWBIGGING D. K. Newbigging Director, PACCAR Inc	/s/ H. A. WAGNER H. A. Wagner Director, PACCAR Inc
/s/ C. M. PIGOTT C. M. Pigott Director, PACCAR Inc

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POWER OF ATTORNEY